Exhibit 19.2

 Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report

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  Collection Period                                                                                                       June, 2002
  Distribution Date                                                                                                        7/15/2002
  Transaction Month                                                                                                                4



  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,649,997,982.62              219,404
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $700,000,000.00         2.010%                 December 16, 2002
   Class A-2 A Notes                                                515,050,000.00         2.970%                     June 15, 2004
   Class A-2 B Notes                                                574,834,000.00         1.950%                     June 15, 2004
   Class A-3 A Notes                                                388,858,000.00         4.140%                 December 15, 2005
   Class A-3 B Notes                                                776,000,000.00         1.960%                 December 15, 2005
   Class A-4 Notes                                                  393,322,000.00         4.750%                   August 15, 2006
   Class B Notes                                                    105,728,000.00         5.180%                  October 16, 2006
   Class C Notes                                                     70,486,000.00         5.750%                 December 15, 2006
   Class D Certificates                                              70,486,000.00         6.000%                   August 15, 2008
                                                                     -------------
      Total                                                      $3,594,764,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $15,773,984.46                $3,718.60          $15,777,703.06
  Repurchased Loan Proceeds Related to Interest                          20,054.78                     0.00               20,054.78
                                                                         ---------                     ----               ---------
      Total                                                         $15,794,039.24                $3,718.60          $15,797,757.84

  Servicer Advances:
  Principal Advances                                                         $0.00               $14,081.52              $14,081.52
  Interest Advances                                                   3,866,457.29                   446.81            3,866,904.10
                                                                      ------------                   ------            ------------
      Total                                                          $3,866,457.29               $14,528.33           $3,880,985.62

  Principal:
  Principal Collections                                             $65,631,741.07              $129,706.68          $65,761,447.75
  Prepayments in Full                                                30,093,743.72                29,173.92           30,122,917.64
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,443,134.92                     0.00            1,443,134.92
  Payahead Draws                                                              0.00                14,879.61               14,879.61
                                                                              ----                ---------               ---------
      Total                                                         $97,168,619.71              $173,760.21          $97,342,379.92

  Liquidation Proceeds                                                                                                  $847,391.07
  Recoveries from Prior Month Charge-Offs                                                                                  4,786.36
                                                                                                                           --------
      Total Principal Collections                                                                                    $98,194,557.35

  Principal Losses for Collection Period                                                                              $1,728,442.67
  Total Regular Principal Reduction                                                                                  $99,084,904.11

  Total Collections                                                                                                 $117,873,300.81

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $117,873,300.81
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt, Tranche A2 B                                                                                               0.00
  Net Swap Receipt, Tranche A3 B                                                                                               0.00
                                                                                                                               ----
      Total                                                                                                         $117,873,300.81



                                                          Page 1

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2002
  Distribution Date                                                                                                       7/15/2002
  Transaction Month                                                                                                               4

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,765,275.40        $2,765,275.40                $0.00
   Amount per $1,000 of Original Balance               0.77                 0.77                 0.00
  Net Swap Payment, Tranche A2 B                 $582,977.48
  Net Swap Payment, Tranche A3 B               $1,520,097.77

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $535,101.80          $535,101.80               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,274,748.75         1,274,748.75                0.00                 0.00                0.00
   Class A2 B Notes                     845,005.98           845,005.98                0.00                 0.00                0.00
   Class A3 A Notes                   1,341,560.10         1,341,560.10                0.00                 0.00                0.00
   Class A3 B Notes                   1,146,755.56         1,146,755.56                0.00                 0.00                0.00
   Class A4 Notes                     1,556,899.58         1,556,899.58                0.00                 0.00                0.00
   Class B Notes                        456,392.53           456,392.53                0.00                 0.00                0.00
   Class C Notes                        337,745.42           337,745.42                0.00                 0.00                0.00
      Total                          $7,494,209.72        $7,494,209.72               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $352,430.00          $352,430.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----
  Total Note and Cert. Interest:     $7,846,639.72        $7,846,639.72               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $105,158,310.44

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        53,877,251.71
   Regular Principal Distribution Amount    288,405,351.52
                                            --------------
      Principal Distribution Amount        $342,282,603.23

  Noteholder Principal Distributions:
   Class A1 Notes                                       $105,158,310.44
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $105,158,310.44

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----
  Total Note and Certificate Principal Paid:            $105,158,310.44

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $117,873,300.81
  Total Distribution (incl. Servicing Fee) $117,873,300.81


                                                          Page 2

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2002
  Distribution Date                                                                                                       7/15/2002
  Transaction Month                                                                                                               4

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $150.23                   $0.76                  $150.99
  Class A2 A Notes                                               0.00                    2.48                     2.48
  Class A2 B Notes                                               0.00                    1.47                     1.47
  Class A3 A Notes                                               0.00                    3.45                     3.45
  Class A3 B Notes                                               0.00                    1.48                     1.48
  Class A4 Notes                                                 0.00                    3.96                     3.96
  Class B Notes                                                  0.00                    4.32                     4.32
  Class C Notes                                                  0.00                    4.79                     4.79
                                                                 ----                    ----                     ----
      Total Notes                                              $29.84                   $2.13                   $31.96

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----
  Total Notes and Certificates:                                $29.25                   $2.18                   $31.44

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $3,166,560,603.23       0.8984991                $3,061,402,292.79       0.8686608
  Class A1 Notes                              342,282,603.23       0.4889751                   237,124,292.79       0.3387490
  Class A2 A Notes                            515,050,000.00       1.0000000                   515,050,000.00       1.0000000
  Class A2 B Notes                            574,834,000.00       1.0000000                   574,834,000.00       1.0000000
  Class A3 A Notes                            388,858,000.00       1.0000000                   388,858,000.00       1.0000000
  Class A3 B Notes                            776,000,000.00       1.0000000                   776,000,000.00       1.0000000
  Class A4 Notes                              393,322,000.00       1.0000000                   393,322,000.00       1.0000000
  Class B Notes                               105,728,000.00       1.0000000                   105,728,000.00       1.0000000
  Class C Notes                                70,486,000.00       1.0000000                    70,486,000.00       1.0000000
  Class D Certificates                         70,486,000.00       1.0000000                    70,486,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $3,237,046,603.23       0.9004893                $3,131,888,292.79       0.8712361

  Portfolio Information
  Weighted Average Coupon (WAC)                         7.09%                                           7.10%
  Weighted Average Remaining Maturity (WAM)             48.48                                           47.65
  Remaining Number of Receivables                     208,526                                         204,107
  Portfolio Receivable Balance              $3,318,330,476.15                               $3,219,244,745.22

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $13,942,457.54
  Specified Credit Enhancement Amount                                                                        $32,192,447.45
  Yield Supplement Overcollateralization Amount                                                             $106,561,393.70
  Target Level of Overcollateralization                                                                     $120,503,851.24

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $18,249,989.91
  Specified Reserve Account Balance                                                                           18,249,989.91
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             18,249,989.91
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $18,249,989.91
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2002
  Distribution Date                                                                                                       7/15/2002
  Transaction Month                                                                                                               4


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $847,391.07
  Recoveries from Prior Month Charge-Offs                                                                                 $4,786.36
  Total Principal Losses for Collection Period                                                                        $1,728,442.67
  Charge-off Rate for Collection Period (annualized)                                                                          0.32%
  Cumulative Net Losses for all Periods                                                                               $1,750,423.99


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,259                $35,485,050.47
  61-90 Days Delinquent                                                                           261                 $4,149,147.48
  91-120 Days Delinquent                                                                           66                 $1,112,877.59
  Over 120 Days Delinquent                                                                         35                   $605,267.28

  Repossesion Inventory                                                                           197                 $3,146,030.51


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0704%
  Preceding Collection Period                                                                                               0.2156%
  Current Collection Period                                                                                                 0.3217%
  Three Month Average                                                                                                       0.2026%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0950%
  Preceding Collection Period                                                                                               0.1338%
  Current Collection Period                                                                                                 0.1774%
  Three Month Average                                                                                                       0.1354%


                                                          Page 4

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2002
  Distribution Date                                                                                                       7/15/2002
  Transaction Month                                                                                                               4

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $5,898,151.75                    $30,855.73
  New Advances                                                                           3,840,963.01                     14,522.78
  Servicer Advance Recoveries                                                            2,293,536.60                     10,193.40
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $7,445,578.16                    $35,185.11

  Current Month Interest Advances for Prepaid Loans                                        $25,494.28                         $5.55

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $16,866.25
  Additional Payaheads                                                                                                    37,019.18
  Payahead Draws                                                                                                          44,206.49
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                         $9,678.94



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